Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Giora Gutman, Adv.

Rami Arie, Adv. (CPA)

Rachel(Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Shmulik Cohen, Adv.

Izhak Lax, Adv.

Amit Moshe Cohen, Adv.

Shimon Gros, Adv. & Notary

Shahar Noah, Adv. (Tax advisor)

Igal Rosenberg, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Sandrine Dray, Adv. Mediator & Notary***

Nahi Hamud, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Liav Menachem, Adv. Notary & Mediator

Israel Asraf, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Roy Galis, Adv.

Oren Geni, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Haim Pesenzon, Adv.

Shaike Rakovsky, Adv.

Ronit Rabinovich, Adv.

Iris Borcom, Adv.

Omri Alter, Adv.

Shira Ben dov levi, Adv.

Inbal Naim, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Shirli Shlezinger, Adv.

Michael Misul , Adv.

Jacob Bayarsky, Adv. & economist

Matan Hemo, Adv.

Tamir Shenhav, Adv.

Adi Ben yair- Yosef, Adv

Moshe Zoaretz, Adv.

Nina Aharonov, Adv.

Rozit kabudi Doron, Adv.

Doron Pesso, Adv.

Adi Barnes-Ovdat, Adv.

Omri Yacov, Adv.

Noy Keren, Adv.

Liat Ingber, Adv.

Lipaz Elimelch-Karni, Adv.

Eli Hirsch, Adv.

Maayan Gadalov,Adv.

Dov Alter, Adv.

Monica kevorkian karawani, Adv.

Shahaf Zuker, Adv.

Alexey Kvaktoun, Adv.

Elinor Yaakobi, Adv.

Dor Elkrif; Adv.

Netanel Rozenberg, Adv.

Gil Friedman, Adv.

Hadar Raz, Adv.

Ilia Parkhomyuk, Adv.

Dana Hofman, Adv.

shirly Lipovetsky, Adv.

Yamit Halperin, Adv.

Moran Alezra, Adv.

Elinor Palma, Adv.

Lidor Amar, Adv.

Tali Kadosh, Adv.

Rami Zoabi, Adv.

Michelle Zohar-Peer, Adv. Barak Harari, Adv.

Ayala Meidan-Greenshpan, Adv.

Coral Opal, Adv.

Eden Eliad, Adv.

July 23, 2025

Can-Fite BioPharma Ltd.

26 Ben Gurion Street

Ramat Gan 5257346

Israel

Ladies and Gentlemen,

Re: REGISTRATION STATEMENT ON FORM F-1

We have acted as Israeli counsel to Can-Fite BioPharma Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a registration statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of a proposed maximum aggregate offering price of up to $10,437,500 of: (i) American Depositary Shares (each an “ADS”), each ADS representing three hundred (300) ordinary shares, no par value, of the Company (the “Ordinary Shares”), (ii) warrants (the “Regular Warrants”) to purchase ADSs, (iii) pre-funded warrants (the “Pre-Funded Warrants” and together with the Regular Warrants, the “Warrants”) to purchase ADSs, (iv) warrants (the “Placement Agent Warrants”) to purchase ADSs issued to the Placement Agent, or its designees (as defined below), and (v) the ADSs underlying the Warrants and the Placement Agent Warrants (together with the ADSs, Ordinary Shares, the Warrants, and the Placement Agent Warrants, the “Securities”). The Securities are being registered by the Company, which has engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as the placement agent in connection with the offering of the Company’s Securities (the “Offering”).

In connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement to which this opinion is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Company’s potential issuance of the Securities, filing of the Registration Statement and other actions to be taken in connection with such issuance and sale; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or confirmed as photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

We have further assumed that at the time of issuance and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of ordinary shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of ordinary shares are authorized and available for issuance under the Articles.

Eli Kulas. Adv. Notary & Mediator – Of Counsel

Eli Chenchinski, Adv. - Of Counsel Yaacov Wagner, Senior judge (retired), Adv.- L.L.M,

Mediator & Arbitrator- Of Counsel

Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel

****

Giora Amir (1928-2020)

* Member of the New York State Bar

** Member of the Law Society in England & Wales

*** Accredited by the consulate of France

**** Honorary Consul Of The Republic Of Poland (ret.)

mail@dtkgg.com www.dtkgg.com

Haifa & Northern: 7 Palyam Blvd. Haifa,

(Phoenix House) 7th Floor, 3309510

Tel. +972-4-8147500 | Fax 972-4-8555976

Banking & Collection, 6th Floor

Tel. 972-4-8353700 | Fax 972-4-8702477

Romania: 7 Franklin, 1st District, Bucharest

Cyprus: 9 Zenonos Kitieos St., 2406 Engomi, Nicosia

Central: B.S.R. Tower 4, 33th Floor,

7 metsada St. Bnei Brak, 5126112

Tel. 972-3-6109100 | Fax +972-3-6127449

Tel. 972-3-6133371 | Fax +972-3-6133372

Tel. 972-3-7940700 | Fax +972-3-7467470

Tel. 972-3-6114455 | Fax +972-3-6131170

Austria: Wildpretmarkt 2-4 | Mezzanin , A-1010 , Vienna

Based upon and subject to the foregoing, we are of the opinion that the Ordinary Shares (including the Ordinary Shares underlying the ADSs, the Warrants, and the Placement Agent Warrants) have been duly authorized, and once issued, including upon the exercise of the Warrants or the Placement Agent Warrants pursuant to the applicable terms thereof and in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel, we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein. In addition, we express no opinion as to any documents, agreements or arrangements other than those subject to the laws of the State of Israel, if any. Without limiting the generality of the foregoing, we are not experts on, and we do not express any opinion on any applicable laws, rules and regulations relating to patents, copyrights, trademarks, other proprietary rights and licenses and FDA and other regulatory requirements.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission.

Sincerely,

/s/ Ronen Kantor

Doron, Tikotzky, Kantor, Gutman, Amit Gross & Co

Advocates & Notaries